STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT (the "Agreement"), dated as of March 9, 2000, by and between Netgateway, Inc., a Delaware corporation ("Parent") and John J. Poelman ("Stockholder").

         WITNESSETH:

     WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Galaxy Acquisition Corp., a Delaware corporation ("Sub"), and Galaxy Enterprises, Inc., a Nevada corporation (the "Company") are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides that, among other things, upon the terms and subject to the conditions thereof, Sub will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation; and

     WHEREAS, as of the date hereof, Stockholder is the record and beneficial owner of 980,213 shares of the Company Common Stock owned beneficially and of record by Stockholder as of the date hereof ("Stockholder's Shares") of the common stock, $0.07 par value, of the Company (the "Company Common Stock"); and

     WHEREAS, as a condition and inducement to Parent's willingness to enter into the Merger Agreement, Parent has required that Stockholder agree, and Stockholder has so agreed, to grant to Parent an option with respect to the Stockholder's Shares on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, to induce Parent and Sub to enter into the Merger Agreement and in consideration of the representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto intending to be legally bound, hereby agree as follows. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement.

     1. GRANT OF OPTION. Stockholder hereby grants Parent an irrevocable option (the "Option") to purchase the Stockholder's Shares on the terms and subject to the conditions set forth below.

     2. EXERCISE OF OPTION.

     (a) Exercise. At any time or from time to time prior to the termination of the Option granted hereunder in accordance with the terms of this Agreement, Parent (or a wholly-owned subsidiary of Parent designated by Parent) may exercise the Option, in whole or in part, if on or after the date hereof, the events described in Section 11.02(b) of the Merger Agreement that would require the Company to pay Parent the Termination Fee set forth therein shall have occurred.

     The event described in the preceding sentence shall be referred to herein as a "Trigger Event." Stockholder shall notify Parent promptly in writing of the


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occurrence of any Trigger Event;  however,  such notice shall not be a condition to the right of Parent to exercise the Option.

     (b) Exercise Procedure. In the event Parent wishes to exercise the Option, Parent shall deliver to Stockholder and Company a written notice (an "Exercise Notice") specifying the total number of the Stockholder's Shares it wishes to purchase. To the extent permitted by law and the Articles of Incorporation of the Company and provided that the conditions set forth in Section 4 hereof to Stockholder's obligation to deliver the Stockholder's Shares to Parent hereunder have been satisfied or waived, Parent shall, upon delivery of the Exercise Notice and tender of the applicable aggregate Exercise Price, immediately be deemed to be the holder of record of the Stockholder's Shares, transferable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of the Company Common Stock shall not heretofore have been delivered to Parent. Each closing of a purchase of the Stockholder's Shares (a "Closing") shall occur at a place, on a date and at a time designated by Parent in an Exercise Notice delivered at least two business days prior to the date of the Closing.

     (c) Termination of the Option. The Option shall terminate upon the earlier of: (i) the Effective Time of the Merger; or (ii) thirty (30) days following the termination of the Merger Agreement pursuant to Section 11.01 thereof.
Notwithstanding the foregoing, if the Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, the Option shall remain exercisable and shall not terminate until the earlier of (x) the date on which such impediment shall become final and not subject to appeal, and (y) 5:00 p.m. Pacific Standard Time, on the tenth (10th) business day after such impediment shall have been removed. Notwithstanding the termination of the Option, Parent shall been entitled to purchase the Stockholder's Shares with respect to which Parent had exercised the Option prior to such termination.

     (d) Exercise Price. The purchase price per share of the Stockholder's Shares (the "Exercise Price") shall be equal to the product of (i) the Exchange Ratio and (ii) the average closing price of one share of Parent Common Stock for the twenty (20) most recent days that Parent Common Stock has traded ending on the trading day ending one day prior to the date hereof.

     3. CONDITIONS TO CLOSING. The obligation of Stockholder to deliver the Stockholder's Shares to Parent hereunder is subject to the conditions that (i) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal, state or local administrative agency or commission or other federal state or local governmental authority or instrumentality, if any, required in connection with the delivery of the Stockholder's Shares and the acquisition of such shares by Parent hereunder shall have been obtained or made, as the case may be; and (ii) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect.

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     4. CLOSING. At any Closing,

     (a) Stockholder shall cause to be delivered to Parent a single certificate in definitive form representing the number of Stockholder's Shares designated by Parent in its Exercise Notice, such certificate to be registered in the name of Parent and to bear the legend set forth in Section 11 hereof;

     (b) Parent shall deliver to Stockholder the aggregate price for the Stockholder's Shares so designated and being purchased by wire transfer of immediately available funds to the account or accounts specified in writing by Stockholder; and

     (c) at any Closing at which Parent is exercising the Option in part, Parent shall present and surrender this Agreement to Stockholder, and Stockholder shall deliver to Parent an executed new agreement with the same terms as this Agreement evincing the right to purchase the balance of the Stockholder's Shares purchasable hereunder.

     5. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder represents and warrants to Parent that:

     (a) Ownership of Shares. Stockholder is the sole record and Beneficial Owner of the Stockholder's Shares. On the date hereof, the Stockholder's Shares constitute all of the shares of the Company Common Stock owned of record or Beneficially Owned by Stockholder. Except for the Pledge Agreement (as defined below), there are no outstanding options or other rights to acquire from Stockholder or obligations of Stockholder to sell or to acquire, any shares of the Company Common Stock. Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth herein (subject to Pledge Agreements dated January 7, 2000 and February 4, 2000 in favor of Parent ("Pledge Agreement")), sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Stockholder's Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

     (b) Power; Binding Agreement. Stockholder has the legal capacity, power and authority to enter into and perform all of Stockholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief maybe subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (c) No Conflicts. Except as contemplated by the Merger Agreement, no filing with, and no permit, authorization, consent or approval of, any Governmental or Regulatory Authority is necessary for the execution of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated


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hereby, none of the execution and delivery of this Agreement by Stockholder, the
consummation  by  Stockholder  of  the  transactions   contemplated   hereby  or
compliance by Stockholder with any of the provisions hereof shall (i) conflict with or result in any breach of any organizational documents applicable to Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement,
bond,  mortgage,   indenture,   license,  contract,   commitment,   arrangement,
understanding, agreement or other instrument or obligation of any kind to which Stockholder is a party or by which Stockholder or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Stockholder or any of Stockholder's properties or assets, except in the case of clauses (ii) and (iii) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, or where such violations, breaches or defaults would not, individually or in the aggregate, materially impair the ability of Stockholder or the Company to consummate the transactions contemplated by the Merger Agreement, this Agreement or the other agreements executed in connection therewith.

     (d) No Encumbrance. Except as permitted by this Agreement, the Stockholder's Shares are now and, at all times during the term hereof, will be, held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of any Liens, except for the Pledge Agreement and any Liens arising hereunder. Upon delivery of the Stockholder's Shares to Parent upon the exercise of the Option, Parent will acquire the Stockholder's Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever;

     (e) No Finder's Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Stockholder.

     (f) Reliance by Parent. Stockholder understands and acknowledges that Parent is entering into, and causing Sub to enter into, the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement.

     6. REPRESENTATIONS AND WARRANTIES OF PARENT. Parent represents and warrants to the Company that:

     (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder;

     (b) the execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or any of the transactions contemplated hereby;

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     (c) this  Agreement  has been duly  executed  and  delivered  by Parent and constitutes a valid and binding obligation of Parent, and, assuming this Agreement constitutes a valid and binding obligation of the Company, is
enforceable   against   Parent  in   accordance   with  its  terms,   except  as
enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity;

     (d) the execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, result in any Violation pursuant to, (A) any provision of the Certificate of Incorporation or By-laws of Parent, (B) any provisions of any mortgage, indenture, lease, contract or other agreement, instrument, permit, concession, franchise, or license or (C) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or its properties or assets, which Violation, in the case of each of clauses (B)and (C), would have a material adverse effect on Parent;

     (e) except as may be required under the Securities Act, the execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority;

     (f) any shares of the Company Common Stock acquired by Parent upon exercise of the Option will be acquired for Parent's own account, for investment purposes only and will not be, and the Option is not being, acquired by Parent with a view to the public distribution thereof, in violation of any applicable provision of the Securities Act.

     7. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event of any change in the Company Common Stock by reason of stock dividends, splitups, mergers (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the Option, and the purchase price per share provided in Section 2(d) hereof, shall be adjusted appropriately so that Parent shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Parent would have received in respect of the Company Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

     8. RESTRICTIVE LEGENDS. Stockholder will promptly after the date hereof surrender to the Company all certificates representing the Securities, the Company will place the following legend on such certificates in addition to any other legend required thereof:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO AND OTHER PROVISIONS OF A STOCK OPTION AGREEMENT, DATED AS OF MARCH 8, 2000, BY AND AMONG NETGATEWAY, INC., AND JOHN J. POELMAN."

     9. BINDING EFFECT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly provided for in this Agreement, neither


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this  Agreement  nor the rights or the  obligations  of either  party hereto are assignable, except by operation of law, or with the written consent of the other party. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.

     10. SPECIFIC PERFORMANCE. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action should be brought in equity to enforce the provisions of this Agreement, neither party will allege, and each party hereby waives the defense, that there is adequate remedy at law.

     11. ENTIRE AGREEMENT. This Agreement, the Merger Agreement, and the other Ancillary Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

     12. FURTHER ASSURANCE. Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

     13. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any court or other competent authority holds any provision of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

     14. NOTICES. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or telecopied or, if mailed, five business days after the date of mailing to the following address or facsimile number, or to such other address or addresses as such person may subsequently designate by notice given hereunder.

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                  (a)      if to Parent, to:

                           Netgateway, Inc.
                           300 Oceangate, 5th Floor
                           Long Beach, CA 90802
                           Attn: Craig Gatarz, Esq.
                           Fax:  (562) 308-0021

                           with a copy to:

                           Nida & Maloney, LLP
                           800 Anacapa Street
                           Santa Barbara, California 93101
                           Attention: C. Thomas Hopkins, Esq.
                           Facsimile No.: (805) 568-1955

                  (b)      if to Stockholder, to:

                           John J. Poelman
                           c/o Galaxy Enterprises, Inc
                           754 East Technology Avenue
                           Orem, Utah  84907
                           Facsimile: (801) 228-9762

                           with a copy to:

                           Parsons Behle & Latimer, P.C.
                           One Utah Center
                           201 South Main Street, Suite 1800
                           P.O. Box 45898
                           Salt Lake City, UT  84145-0898
                           Attn: Brent Christensen, Esq.
                           Fax: (801) 536-6111

     15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles of conflicts of law thereof.

     16. DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     17.   COUNTERPARTS.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

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     18.  EXPENSES.  Except as  otherwise  expressly  provided  herein or in the
Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

     19. AMENDMENTS; WAIVER. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

     20. FIDUCIARY DUTIES. Nothing contained in this Agreement shall be deemed to apply to or limit or restrict in any manner, the obligations of Stockholder under or with respect to the exercise or discharge of his fiduciary duties as an officer and director of the Company. The parties hereto agree that this Section 20 shall not in any way limit or impair the benefits provided to Parent pursuant to this Agreement.

                            [signature page follows]

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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                       NETGATEWAY, INC.,
                                       a Delaware corporation


                                       By:___________________________________
                                            Name:
                                            Title:



                                       ______________________________________
                                       JOHN J. POELMAN,
                                       in his individual capacity